Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS AND WAYNE STATE COLLABORATE TO EXPAND RESEARCH OF CTCE-9908 AGAINST PROSTATE CANCER

Vancouver, BC (November 16, 2005) – Chemokine Therapeutics Corp. (the Company) (OTCBB: CHKT; TSX: CTI), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that it has executed an agreement with cancer researchers at the Wayne State University School of Medicine in Michigan, providing access to the Company’s lead anti-cancer compound CTCE-9908 for a planned series of novel preclinical and in-vitro experiments. The studies will evaluate the ability of CTCE-9908 to inhibit the signaling and function of the CXCR4 receptor found on prostate cancer cells.

The CXCR4 receptor, present on many common cancers, has been observed to contribute to invasion of distant sites from the primary tumor, a process known as metastasis. Leading cancer researchers have demonstrated that high CXCR4 expression in cancer cells is correlated to tumor progression, high metastasis rate and low survival rate. The CXCR4 receptor is present on human prostate cancers cells as well as most other tumors, including lung, breast, colon, ovarian, bone, brain, and skin cancer. The Company’s drug candidate CTCE-9908 targets the CXCR4 receptor and is part of a new generation of anti-cancer drug candidates that have the potential to both stop the spread of cancer (anti-metastasis) and slow the rate of cancer growth (anti-angiogenesis).

The Company recently announced the finding by Anti Cancer Inc. that demonstrated CTCE-9908 prevented prostate cancer metastasis by over 60% in an animal model.

The Company has completed a Phase I, dose-escalation clinical trial using CTCE-9908 to assess safety in healthy volunteers.  The Phase I clinical study demonstrated
CTCE-9908 was safe and well tolerated by the study subjects after a single dose. Further clinical trials using CTCE-9908 are being planned by the Company.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.  Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials;
CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net	Edward Lewis Public Relations CEOcast, Inc (212) 732-4300 Elewis@ceocast.com